                                                                   EXHIBIT 10(a)
                                                                   -------------

                           CHANGE IN CONTROL AGREEMENT
                           ---------------------------

This Agreement between Stewart K. Owens ("Executive") and Bob Evans Farms, Inc., a Delaware corporation (the "Corporation") is effective May 1, 2002 ("Effective Date") and supercedes any similar agreement between the Executive and the Corporation.

                                  1.00 PURPOSE

The Corporation believes that [1] a sound and stable management team is essential to promoting the best interests of the Group and the Corporation's stockholders, [2] as is the case with many publicly held corporations, a Change in Control may materially alter the Group's structure and adversely affect managers' employment security, [3] appropriate steps should be taken to enable certain managers, including the Executive, to devote their full and continued attention to the Group's business affairs during the crucial (and often tumultuous) period preceding and immediately following a Change in Control and [4] subject to the terms of this Agreement, these objectives can best be met by providing the Executive with the severance payments described in this Agreement.

                                2.00 DEFINITIONS

When used in this Agreement, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this Agreement. When applying these definitions, the form of any term or word will include any of its other forms.

2.01 BOARD. The Corporation's board of directors.

2.02 CAUSE. The Executive's [1] willful and continued refusal to substantially perform assigned duties (other than any refusal resulting from incapacity due to physical or mental illness), [2] willful engagement in gross misconduct materially and demonstrably injurious to any Group Member or [3] breach of any term of this Agreement. However, [4] Cause will not arise [a] solely because the Executive is absent from active employment during periods of vacation, consistent with the Employer's applicable vacation policy, or other period of absence initiated by the Executive and approved by the Employer or [b] due to any event that constitutes Good Reason.

2.03 CHANGE IN CONTROL.

     [1] Subject to the rules of application described in Section 2.03[2], the date on which the earliest of the following events occurs:

         [a] After the Effective Date, an event that would be required to be reported as a change in control for purposes of the Exchange Act.

         [b] During any 12-consecutive-calendar-month period ending after the Effective Date, there is a change in a majority of the Incumbent Directors for any reason other than death or disability as reasonably established by the Corporation on the basis of medical and other information known (or made available) to it.

         [c] After the Effective Date, any entity or "person," [including a "group" as contemplated by Exchange Acts Sections 13(d)(3) and 14(d)(2)] is or becomes the "beneficial owner" [as defined in Rule 13d-3 under the Exchange Act], through a tender offer or otherwise, of Common Shares representing 50 percent or more of the combined voting power of the Corporation's then outstanding Common Shares.

         [d] During any 12-consecutive-calendar-month period ending after the Effective Date, any entity or "person," [including a "group" as contemplated by Exchange Act Sections 13(d)(3) and 14(d)(2)] acquires, either directly or as a "beneficial owner" [as defined in Rule 13d-3 under the Exchange Act], through a tender offer or otherwise, Common Shares representing more than 20 percent of the combined voting power of the Corporation's then outstanding Common Shares. However, this element of this definition will be applied without regard to the effect of any redemption of Common Shares by the Corporation or the acquisition of Common Shares by any Group Member and after ignoring any Common Shares acquired:

             [i] Before the beginning of any 12-consecutive-calendar-month measurement period;

             [ii] By or through an employee benefit plan [whether or not intended to comply with Code Section4 01(a) and whether or not the Executive participates in that plan] maintained by any Group Member;

             [iii] Directly, through an equity compensation plan maintained by any Group Member;

             [iv] Directly, through inheritance, gift, bequest or by operation of law on the death of an individual; or

             [v] By any entity or "person" [including a "group" as contemplated by Exchange Act Sections 13(d)(3) and 14(d)(2)] with respect to which that acquirer has filed SEC Schedule 13G indicating that the Common Shares were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Corporation's management or policies, unless and until that entity or person indicates that its intent has changed by filing SEC Schedule 13D.

         [e] After the Effective Date, the Corporation's stockholders approve a definitive agreement to merge or combine the Corporation with or into another entity, a majority of the directors of which were not Incumbent Directors immediately before the merger and in which the Corporation's stockholders will hold less than 50 percent of the voting power of the surviving entity. When applying this element of this definition:

             [i] Stockholders will be determined immediately before and immediately after the merger or combination; and

             [ii] The Common Shares owned before the transaction by the entity with which the Corporation merges or combines will be disregarded for all purposes.

         [f] Within any 12-consecutive-calendar-month period ending after the Effective Date, any entity or "person" [including a "group" as contemplated by Exchange Act Sections 13(d)(3) and 14(d)(2) and Code
         Section 280G] acquires, either directly or as a "beneficial owner" [as defined in Rule 13d-3 under the Exchange Act] of another entity or person, Group assets having a total gross fair market value equal to or greater than 50 percent of the book value of the Group's assets. For purposes of this definition, "book value" will be established on the basis of the latest consolidated financial statement the Corporation filed with the Securities and Exchange Commission before the date any 12-consecutive calendar month measurement period began.. However, except as otherwise provided in this section, this element of this definition will be applied after ignoring:

             [i] Any transfer of assets to a stockholder of the Corporation (determined immediately before the asset transfer), but only to the extent exchanged for or with respect to the Corporation's stock;

             [ii] Any transfer of assets to an entity, 50 percent or more of the total value or voting power of which is owned by one or more Group Members;

             [iii] Any transfer of assets to any entity or "person" [including a "group" as contemplated by Exchange Act Sections 13(d)(3) and 14(d)(2)] that, immediately before the transfer, owns, directly or as a "beneficial owner" [as defined in Rule 13d-3 under the Exchange Act], 50 percent or more of the total value or voting power of the Corporation's outstanding securities; or

             [iv] Any transfer of assets to an entity, at least 50 percent or more of the total value or voting power of which, immediately before the transfer, is owned, directly or indirectly, by a person described in Section 2.03[1][c] of this definition.

     [2] The following rules of application will be applied to this definition:

         [a] For purposes of applying all parts of this definition, [i] Common Shares owned or acquired by the Executive or by any other entity or "person" [including a "group" as contemplated by Exchange Act Sections 13(d)(3) and 14(d)(2)] acting in concert with the Executive will be disregarded, [ii] any transfer of assets to the Executive or to any other entity or "person" [including a "group" as contemplated by Exchange Act Sections 13(d)(3) and 14(d)(2)] acting in concert with the Executive will be disregarded and [iii] the constructive ownership rules of Code Section 318(a) will be applied to determine stock ownership;

         [b] For purposes of applying Section 2.03[1][f], an entity's or a person's status (unless specifically indicated otherwise) will be determined immediately after the transfer of assets; and

         [c] Any transfer of assets disregarded under Section 2.03[1][f][i] will not be ignored when applying that subsection if that transaction is part of a larger transaction or series of transactions that also involve the transfer of assets for cash or consideration other than Common Shares.

2.04 CODE. The Internal Revenue Code of 1986, as amended, or any successor statute.

2.05 COMMON SHARES. The Corporation's shares of Common Stock or any security issued in substitution, exchange or in place of the Corporation's Common Stock.

2.06 CONFIDENTIAL INFORMATION. Any and all information (other than information in the public domain) related to the Group's business or that of any Group Member, including all processes, inventions, trade secrets, computer programs, engineering or technical data, drawings or designs, manufacturing techniques, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning suppliers, methods and manner of operations, and information relating to the identity and location of all past, present and prospective customers.

2.07 DATE OF TERMINATION. Except as otherwise provided in Section 4.00:

     [1] If the Executive is Terminated because of Retirement or for Cause, the date specified in the Notice of Termination;

     [2] If the Executive is Terminated because of Disability, the date determined under Section 4.04[1];

     [3] If the Executive dies, the date of death;

     [4] If the Executive is Terminated for Good Reason, the date specified in the Notice of Termination;

     [5] If the Executive is Terminated for any reason other than Retirement, Cause, Disability, death or Good Reason, the date on which a Notice of Termination is given; or

     [6] If the Employer Terminates the Executive without giving a Notice of Termination, the date on which that Termination is effective.

However, if either Party utilizes the procedures described in Section 7.03 to dispute the basis on which the Executive's employment is being terminated, the Date of Termination will be no later than the last day of the Executive's active employment as a common law employee of all Group Members.

2.08 DISABILITY. An incapacity due to physical or mental illness that has prevented the Executive from discharging assigned duties on a full-time basis for at least the lesser of [1] 26 consecutive weeks or [2] the period between the date the incapacity arose and the last day but one of the Effective Period.

2.09 EFFECTIVE PERIOD. The 36 consecutive calendar months beginning after a Change in Control occurring during the Term, even if that period extends beyond the Term.

2.10 EMPLOYER. The Group Member by which the Executive is directly employed on the date of any event, act or occurrence described in this Agreement, including execution of this Agreement. If, without incurring a Termination, the Executive becomes a common law employee of a Group Member other than the Employer, that Group Member will automatically become the Executive's "Employer" under this Agreement and will be fully liable, as the Executive's Employer, for all obligations arising under this Agreement during the period of that employment relationship, including the payment of any amount described in Section 5.00 that becomes due during the course of that employment relationship.

2.11 EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, or any successor statute.

2.12 GOOD REASON. For purposes of Section 4.06, any of the following to which the Executive has not consented in writing:

     [1] At any time after a Change in Control, any breach of this Agreement of any nature whatsoever by or in behalf of the Group or any Group Member;

     [2] At any time after a Change in Control, a reduction in the Executive's title, duties, responsibilities or status, as compared to either [a] the Executive's title, duties, responsibilities or status immediately before a Change in Control or [b] any enhanced or increased title, duties, responsibilities or status to which the Executive accedes after the Change in Control;

     [3] At any time after a Change in Control, the assignment to the Executive of duties that are inconsistent with [a] the Executive's office immediately before the date of a Change in Control or [b] any more senior office to which the Executive is promoted after a Change in Control;

     [4] During any calendar year ending after a Change in Control, a 10 percent (or larger) reduction (other than a reduction attributable to any Termination for death, Disability or Cause or for any period the Executive is temporarily absent from active employment) in the highest of [a] the Executive's total cash compensation for the preceding calendar year or, if higher, [b] the Executive's total cash compensation for the last calendar year ending before the Change in Control but [c] in both cases, determined without regard to any amounts described in this Agreement;

     [5] At any time after a Change in Control, a requirement that the Executive relocate to a principal office or worksite (or accept indefinite assignment) to a location more than 50 miles distant from [a] the principal office or worksite to which the Executive was assigned immediately before a Change in Control or [b] any location to which the Executive agreed to be assigned after a Change in Control;

     [6] At any time after a Change in Control, the imposition on the Executive of business travel obligations substantially greater than the Executive's business travel obligations during the 12-consecutive-calendar-month period ending before the Change in Control but determined without regard to any special business travel obligations associated with activities relating to the Change in Control;

     [7] At any time after a Change in Control, the Employer's [a] failure to continue in effect any material fringe benefit or compensation plan, retirement or deferred compensation plan, life insurance plan, health and accident plan or disability plan in which the Executive is participating at the time of a Change in Control, [b] modification of any of the plans or programs just described that adversely affects the value of the Executive's benefits under those plans, or [c] failure to provide the Executive, after a Change in Control, with the same number of paid vacation days to which the Executive is or becomes entitled at or anytime on or after a Change in Control under the terms of the Employer's vacation policy or program. However, Good Reason will not arise under this subsection solely because [d] the Corporation or the Employer terminates or modifies any program after a Change in Control solely to comply with applicable law but only to the extent of the change required or [e] a plan or benefit program expires under self-executing terms contained in that plan or benefit program before the Change in Control; or

     [8] The Employer fails to deliver a Notice of Termination to the Executive within 30 days after the Executive becomes Disabled.

2.13 GROUP. The Employer, the Corporation and any other entity to which either is related through common ownership as defined in Code Section 1504.

2.14 GROUP MEMBER. Each entity that is a member of the Group.

2.15 INCUMBENT DIRECTOR. Each person who was a member of the Board on the Effective Date and, after the Effective Date, each director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the then Incumbent Directors.

2.16 NOTICE OF PAYMENT. The written notice by which the Corporation apprises the Executive of [1] the amount of any payment due under this Agreement, [2] the reason that amount is payable and [3] the basis on which that payment was calculated.

2.17 NOTICE OF TERMINATION. A written notice that describes in reasonable detail the facts and circumstances claimed to provide a basis for Termination.

2.18 PARTIES. The Corporation and the Executive.

2.19 RETIREMENT. The Executive's Termination in accordance with [1] the Employer's normal retirement policy in effect on the date of a Change in Control and which is generally applicable to its salaried employees or [2] in accordance with any individual retirement arrangement agreed upon by the Parties.

2.20 RETIREMENT AGE. The normal or mandatory retirement age specified in any of the policies or arrangements described in Section 2.19.

2.21 TERM. Initially, the period beginning on the Effective Date and ending midnight, April 30, 2003 ("Termination Date"). Subject to Section 6.00, the Term will automatically be extended for successive one-year periods beginning on the Termination Date and anniversaries of each Termination Date.

2.22 TERMINATION. Termination of the common law employee-employer relationship between the Executive and all Group Members for any reason, whether or not the Executive subsequently becomes a consultant or adviser to any Group Member or serves as a member of the board of directors of any Group Member. However, a Termination will not be deemed to have occurred [1] solely because the Executive's Employer ceases to be a Group Member and the Executive continues to be employed by that former Group Member or [2] subject to Section 4.06, if the Executive's common law employment relationship is transferred between Group Members without interruption.

                          3.00 EXECUTIVE'S OBLIGATIONS

3.01 SERVICES DURING CERTAIN EVENTS. If any "person" (as used in Section 2.03[1][c]) initiates a tender or exchange offer, distributes proxy materials to the Corporation's stockholders or takes other steps to effect, or that may result in, a Change in Control, the Executive agrees not to Terminate voluntarily during the pendency of that activity other than by reason of Retirement and to continue to serve as a full-time employee of the Employer until those efforts are abandoned, that activity is terminated or until a Change in Control has occurred.

3.02 CONFIDENTIAL INFORMATION. Except as otherwise required by applicable law, Executive expressly agrees to keep and maintain Confidential Information confidential and not, at any time during or subsequent to the Executive's employment with any Group Member, to use any Confidential Information for Executive's own benefit or to divulge, disclose or communicate any Confidential Information to any person or entity in any manner except [1] to employees or agents of the Employer or of the Corporation that need the Confidential Information to perform their duties on behalf of any Group Member or [2] in the performance of Executive's duties to the Employer. Executive also agrees to notify the Corporation promptly of any circumstance Executive believes may legally compel the disclosure of Confidential Information and to give this notice before disclosing any Confidential Information.

3.03 EFFECT OF BREACH OF OBLIGATIONS. If the Executive breaches any obligation described in this Agreement:

     [1] If that breach occurs before a Change in Control, this Agreement will terminate as of the date of the breach, even if the fact of the breach becomes apparent at a later date;

     [2] If that breach occurs after a Change in Control but before the Executive has Terminated, this Agreement will terminate as of the date of the breach, even if the fact of the breach becomes apparent at a later date and no amounts will be due under this Agreement; or

     [3] If that breach occurs after a Change in Control and after the Executive Terminates, the Executive will repay any amounts paid under this Agreement plus interest calculated at the prime interest rate quoted in the Wall Street Journal, over the period beginning on the date of the payment to the Executive (or any beneficiary under this Agreement and ending on the date of repayment.

4.00 COMPENSATION PAID IF EXECUTIVE TERMINATES AFTER A CHANGE IN CONTROL

4.01 TERMINATION FOR CAUSE.

     [1] The Employer may Terminate the Executive for Cause at any time by delivering to the Executive a Notice of Termination specifying the effective date of the Termination (which may not be earlier than the date the Notice of Termination is given) and the basis upon which the Employer believes that it has Cause to Terminate the Executive.

     [2] As of the Date of Termination specified in the Notice of Termination, [a] the Executive's employment will end, [b] this Agreement will terminate and [c] no amounts will be paid or due under this Agreement at any time.

4.02 TERMINATION BECAUSE OF DEATH. Subject to Section 8.03, if the Executive dies, this Agreement will terminate as of the date the Executive dies and no amounts will be paid or due under this Agreement at any time.

4.03 TERMINATION AFTER RETIREMENT AGE. If the Executive Terminates after Retirement Age for any reason, this Agreement will terminate as of the date specified in the Notice of Termination (which may not be earlier than the Executive's Retirement Age) and no amounts will be paid or due under this Agreement at any time.

4.04 TERMINATION BECAUSE OF DISABILITY.

     [1] The Employer may Terminate the Executive at any time after the Executive has become Disabled but only if it delivers to the Executive a Notice of Termination specifying the effective Date of Termination, which may be [a] no earlier than 30 days after this Notice of Termination is delivered or [b] no later than the last day but one of the Effective Period during which the Disability began.

     [2] If the Executive does not return to full-time active employment before the Date of Termination specified in the Notice of Termination and if the specified Date of Termination is within an Effective Period (whether or not the Executive's absence began before or after the Effective Period began) or if the Executive Terminates for Good Reason (as defined in Section 2.12[8]), [a] the Executive's employment will Terminate as of the Date of Termination specified in the Notice of Termination, [b] this Agreement will terminate and [c] the Executive will receive an amount equal to:

         [i] The amount described in Section 5.00, calculated on the basis of the compensation paid to the Executive before the absence began or, if higher, the amount the Executive was receiving during the period of absence; minus

         [ii] The value of:

              [A] One half of the disability benefit payable under the Social Security Act;

              [B] The amount by which the Executive's employer-funded benefit under any retirement or deferred compensation plan [whether or not intended to comply with Code Section 401(a)] is enhanced by the Disability; and

              [C] The value of any employer-funded disability income or other benefits the Executive is entitled to receive from any disability plan or program.

         The value of these reductions:

              [D] Will be calculated by applying the factors described in
              Section 5.02[3]; and

              [E] Will be applied before application of Section 5.02.

4.05 TERMINATION WITHOUT CAUSE.

     [1] The Employer may Terminate the Executive without Cause for any reason by delivering to the Executive a Notice of Termination that specifies the Date of Termination, which may not be earlier than the date the Notice of Termination is given.

     [2] If [a] the Date of Termination specified in the Notice of Termination is within the period beginning six months before the beginning of an Effective Period and ending on the last day of the same Effective Period and [b] the Executive's employment is not being Terminated due to death, Disability or Cause, [c] the Corporation will pay (or cause the Employer to pay) to the Executive the amount described in Section 5.00. After those amounts have been paid, this Agreement will terminate and no further amounts will be paid or due under this Agreement.

4.06 TERMINATION FOR GOOD REASON.

     [1] The Executive may Terminate for Good Reason after a Change in Control by delivering to the Corporation a Notice of Termination for Good Reason (other than Good Reason as defined in Section 2.12[8]) specifying the Date of Termination (which may not be earlier than the date the Notice of Termination is given) and the basis upon which the Executive believes that Good Reason has arisen.

     [2] If [a] the Date of Termination specified in the Notice of Termination is within the period beginning six months before the beginning of an Effective Period and ending on the last day of the same Effective Period and [b] within 30 days after the Date of Termination, the Employer does not cure the Good Reason event described in the Notice of Termination, [c] the Corporation will pay (or cause the Employer to pay) to the Executive the amount described in Section 5.00. After those amounts have been paid, this Agreement will terminate and no further amounts will be paid or due under this Agreement.

                         5.00 CHANGE IN CONTROL PAYMENTS

5.01 CALCULATION OF CHANGE IN CONTROL PAYMENTS. Subject to the terms of this Agreement, if the Executive is Terminated under Section 4.04, 4.05 or 4.06, the Corporation (or the Employer) will:

     [1] Continue to pay the Executive's compensation and other benefits through the Date of Termination and also will pay the Executive the value of any unused vacation and compensation days determined under the Employer's personnel policy. These amounts will be paid no later than 30 days after the Executive's Date of Termination and will be based on the rate of compensation and value of benefits in effect before the Notice of Termination was delivered.

     [2] Pay the Executive a lump sum equal to the amount described in this subsection. This payment will be accompanied by a Notice of Payment and, subject to Section 5.02, made no more than 30 days after the Executive's Date of Termination. The amount payable under this subsection will be the sum of:

         [a] 299 percent of the Executive's "base amount" as defined under Code
         Section 280G [whether or not the Change in Control generating benefits under this Agreement is a "change in control" as defined under Code
         Section 280G]; plus

         [b] An additional amount equal to:

             [i] The cash bonus paid to the Executive by all Group Members averaged over the three full fiscal years ending before the Date of Termination (or, if shorter, over the full period of the Executive's employment by all Group Members); multiplied by

             [ii] The number of days between the Executive's Date of Termination and the last day of the Corporation's last complete fiscal year ending before that Date of Termination; and divided by

             [iii] 365 days.

         [c] Any other change in control benefit to which the Executive is entitled under any other plan, program or agreement with any Group Member.

     [3] For 36 months after the Executive's Date of Termination, the Corporation also will maintain (or cause the Employer to maintain) in full force and effect, for the Executive's continued benefit (and that of all family members and other dependents who were enrolled in the programs on the Executive's Date of Termination) all life, medical and dental insurance programs in which the Executive (or members of the Executive's family or other dependents) was participating or was covered immediately before the Executive's Date of Termination. If the terms of any of the programs just described do not allow the continued participation described in the preceding sentence, the Corporation (or the Employer) will [a] provide benefits that are substantially similar (including eligibility conditions, conditions on benefits, the value of benefits and the scope of coverage) to those provided by the life, medical and dental insurance programs in which the Executive, members of the Executive's family and dependents were participating immediately before the Executive's Date of Termination and [b] ensure that any eligibility or other conditions on benefits under these programs, including deductibles and copayments, will be administered by applying the Executive's experience under any predecessor program in which the Executive (or members of the Executive's family and dependents) were participating before Termination.

5.02 EFFECT OF CODE SECTION 280G.

     [1] If the sum of the amounts described in Section 5.01 and those promised under any other plan, program or agreement between the Executive and any Group Member ("Payment") constitute "excess parachute payments" as defined in Code Section 280G(b)(1), and it is established that any Payment is subject to any excise tax under Code Section 4999 or any interest and/or penalties are due with respect to that excise tax (the excise tax and any associated interest and/or penalties being collectively referred to as the "Excise Tax"), the Corporation (or the Employer) will make an additional payment (referred to as the "Excise Gross-Up Payment") to the Executive in sufficient amount to ensure that, after the Executive pays all applicable federal, state and local taxes (including any interest and/or penalties associated with those taxes), including any Excise Tax imposed on the Excise Gross-Up Payment, the Executive will retain an amount of the Excise Gross-Up Payment equal to the Excise Tax imposed on the Payment.

     [2] If the Internal Revenue Service or any court of competent jurisdiction subsequently and conclusively decides that the Corporation has miscalculated the amount of any "excess parachute payment" and if that decision, had it been made initially:

         [a] Would have resulted in a larger payment than initially calculated, the Corporation will reapply Section 5.02 based on the revised calculation to identify the Executive's revised parachute payment and immediately pay that additional amount to the Executive; but

         [b] If, after that reapplication, the Executive is entitled to a smaller amount under this Agreement than initially calculated, the Executive will repay the amount of any overpayment to the Corporation within 30 days of the date of that decision, together with interest on that amount at the prime rate of interest quoted in the Wall Street Journal, as of the date of that final decision, calculated over the period beginning on the date the excess amount was paid and ending on the date the excess amount is repaid.

     [3] The value of all amounts due under this Agreement will be established by the Corporation's independent auditors applying principles, assumptions and procedures consistent with Code Section 280G. These principles, assumptions and procedures will be explained to the Executive in the Notice of Payment.

5.03 CONDITIONS AFFECTING PAYMENTS.

     [1] Except as expressly provided in this Agreement, the Executive's right to receive the payments described in this Agreement will not decrease the amount of, or otherwise adversely affect, any other benefits payable to the Executive under any plan, agreement or arrangement between the Executive and any Group Member.

     [2] The Executive is not required to mitigate the amount of any payment described in this Agreement by seeking other employment or otherwise, nor will the amount of any payment or benefit provided for in this Agreement be reduced by any compensation the Executive earns in any capacity after Termination or, except as provided in Section 4.04, by reason of the Executive's receipt of or right to receive any retirement or other benefits on or after Termination.

     [3] The amount of any payment made under this Agreement will be reduced by amounts the Employer is required to withhold in payment (or in anticipation of payment) of any income, wage or employment taxes imposed on the payment.

5.04 LIMIT ON NUMBER OF CHANGES IN CONTROL. Regardless of any provision of this Agreement, if more than one Change in Control (whether or not related) occurs during the Term, the total amount payable under this Agreement will be the largest amount (after application of Section 5.02) calculated with respect to any single change in control occurring during the Effective Period.

                         6.00 AMENDMENT AND TERMINATION

6.01 AMENDMENT. This Agreement may be amended at any time by written agreement between the Executive and the Corporation.

6.02 TERMINATION. This Agreement will terminate on the earliest of the following to occur:

     [1] The Executive's employment with all Group Members is Terminated before a Change in Control;

     [2] Before a Change in Control, the Executive is reassigned to a more junior position, unless the Corporation decides that the new position is sufficiently senior to justify continuation of this Agreement;

     [3] The Corporation and the Executive mutually agree, in writing, to terminate this Agreement, whether or not it is replaced with a similar agreement;

     [4] The Corporation notifies the Executive, in writing, that the Agreement is to terminate at the end of its then current Term. To be effective, however, this written notice [a] must be given no later than midnight of the February 28 preceding the end of the then current Term but [b] may never be effective [i] during an Effective Period or [ii] at any time after the Corporation learns that activities have begun that, if completed, would cause a Change in Control, although the notice may be given if those activities end without generating a Change in Control;

     [5] All payments due under this Agreement have been fully paid; or

     [6] As provided in Section 4.00.

                    7.00 EQUITABLE RELIEF/DISPUTE RESOLUTION

7.01 UNIQUENESS OF OBLIGATIONS. The Executive's obligations described in this Agreement are of a special and unique character which gives them a peculiar value to the Group and the Group cannot be reasonably or adequately compensated in damages in an action at law if Executive breaches those obligations. Executive therefore expressly agrees that, in addition to any other rights or remedies that the Corporation, the Employer or the Group may have, the Corporation, the Employer and the Group will be entitled to injunctive and other equitable relief in the form of preliminary and permanent injunctions without bond or other security if the Executive actually breaches (or threatens to breach) any obligation under this Agreement.

7.02 INITIAL RESOLUTION OF DISPUTES AFFECTING PAYMENT AMOUNT.

     [1] The Executive may request the Corporation to recalculate the amount of payments due under this Agreement. That request must [a] be filed in writing no later than 30 days after the Executive receives the Notice of Payment and [b] specify the basis upon which the Executive believes that an additional amount is due. Any request for recalculation that does not comply with both requirements will be ineffective.

     [2] Within 30 days of receiving a request that complies with Section 7.02[1], the Corporation will notify the Executive of any changes to its calculations and the effect of any changes on the amount payable to the Executive. If the Corporation does not deliver this information to the Executive within this 30-day period, the Executive may regard the request as having been denied.

     [3] The Executive expressly waives any right to proceed under Section 7.03 to dispute the calculation of the amount payable under this Agreement unless and until the administrative remedies described in this Section 7.02 are fully exhausted.

7.03 ARBITRATION Any [a] disagreement concerning the calculation of any payment due under this Agreement that is not resolved after utilizing the procedures described in Section 7.02, [b] breach of any term of this Agreement or [c] other dispute or controversy arising out of or relating to this Agreement, including the basis on which the Executive is Terminated, will be resolved by arbitration in accordance with the rules of the American Arbitration Association. The award of the arbitrator will be final, conclusive and nonappealable and judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The arbitrator must be an arbitrator qualified to serve in accordance with the rules of the American Arbitration Association and one who is approved by the Corporation and the Executive. If the Executive and the Corporation fail to agree on an arbitrator, each must designate a person qualified to serve as an arbitrator in accordance with the rules of the American Arbitration Association and these persons will select the arbitrator from among those persons qualified to serve in accordance with the rules of the American Arbitration Association. Any arbitration relating to this Agreement will be held in the city in which the Executive's last principal place of employment with a Group Member before the Executive's Date of Termination is or was located or another place the Parties mutually select immediately before the arbitration.

7.04 COSTS. The Corporation will bear all reasonable costs associated with any dispute arising under this Agreement, including reasonable accounting and legal fees incurred by the Executive through any proceeding described in Section 7.02 or 7.03. However, no amounts will be paid under this subsection to the extent that those payments are "excess parachute payments."

7.05 PAYMENT DURING DISPUTE RESOLUTION PERIOD. If otherwise due, the Corporation may not defer (or cause the Employer to defer) payment of any amount that is not being contested under Section 7.02 or 7.03.

7.06 PAYMENT OF ADDITIONAL AMOUNTS. If the arbitrators decide, at the conclusion of the arbitration proceedings described in Section 7.03, that the Corporation has understated the amount due under this Agreement, the Corporation will pay the additional amount to the Executive within 30 days after the date of the award along with interest calculated at the prime rate quoted in the Wall Street Journal, for the period beginning on the Executive's Date of Termination and ending on the date of payment. However, no amounts will be paid under this subsection to the extent that those payments are "excess parachute payments."

                               8.00 MISCELLANEOUS

8.01 SECURITY. At any time during the Term, the Corporation may provide (or cause the Employer to provide) security for payment of the amounts and benefits described in Section 5.00. This security may include one or more of [1] a stand-by letter of credit issued by a reputable financial institution, [2] an irrevocable grantor trust (the "Trust") established on terms the Corporation believes to be appropriate, including a ruling from the Internal Revenue Service, (or opinion of counsel satisfactory to the Corporation), to the effect that any funds held by the Trust will be includible in the Executive's gross income only for the taxable year or years paid to the Executive under the terms of the Trust's related trust agreement or [3] any other form of security the Corporation believes is appropriate.

8.02 NONASSIGNMENT. The right of an Executive or any other person to receive any amount under this Agreement may not be assigned, transferred, pledged or encumbered except by will or by applicable laws of descent and distribution. Any attempt to assign, transfer, pledge or encumber any amount that is or may be receivable under this Agreement will be null and void and of no legal effect.

8.03 SUCCESSORS TO THE EXECUTIVE. Subject to Section 8.02, this Agreement inures to the benefit of and may be enforced by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8.04 TRANSFERS.

     [1] If, either before or after a Change in Control, the Executive's common law employment relationship shifts within the Group and there has been no intervening Termination, this Agreement will remain in full force and effect and for all purposes of this Agreement, the Executive's new Employer will be substituted for the Executive's prior Employer.

     [2] If the Employer is no longer a Group Member, whether or not as part of a transaction that constitutes a Change in Control, this Agreement will remain in full force and effect as described in Section 8.02. However, the Executive will not be entitled to any amount under this Agreement on account of a Change in Control that [a] solely affects the Group after that transfer and [b] is not part of the same transaction through which the Employer left the Group.

8.05 NOTICES. All notices and other communications provided for in this Agreement must be written and will be deemed to have been given when deposited with a reputable delivery service or in United States registered mail, return receipt requested, postage prepaid. Also,:

     [1] All notices must be directed to the address shown on the last page of this Agreement;

     [2] Notices and other communications to the Corporation and the Employer will not be deemed to have been given unless they are directed to the attention of the Corporation's Chief Executive Officer and copies are sent to the Corporation's Secretary.

     [3] Neither Party will be required to use any address other than that shown on the last page of this Agreement unless notified of a change in the other Party's address. Any change in either Party's address must be given in writing to the other Party and will be effective only upon receipt.

8.06 COMPLETE AGREEMENT. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either Party that are not set forth expressly in this Agreement.

8.07 APPLICABLE LAW. The validity, interpretation, construction and performance of this Agreement will be governed by the laws (but not the law of conflicts of laws) of the State of Ohio.

8.08 VALIDITY. The invalidity or unenforceability of any provisions of this Agreement will not affect the validity or enforceability of any other provisions of this Agreement, which will remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the date and year first above written.

                            BOB EVANS FARMS, INC.

                                     By:      /s/ Donald J. Radkoski
                                          ------------------------------------

                                     Title:   CFO, Treasurer
                                             ---------------------------------

                            ADDRESS:

                                     -----------------------------------------

                                     -----------------------------------------

                            STEWART K. OWENS

                                       /s/ Stewart K. Owens
                                     -----------------------------------------

                            ADDRESS:

                                     -----------------------------------------

                                     -----------------------------------------